EXHIBIT 4.5
                                                                     -----------

                            UNSECURED PROMISSORY NOTE

U.S. $62,210.00                                          March 13, 2002
                                                         Orange, California

     FOR VALUE RECEIVED, WORLD WIDE WIRELESS NETWORKS, INC., a Nevada corporation and DENNIS SHEN, an individual ("Makers"), promise to pay to the order of MASSACHUESTTS MUTUAL LIFE INSURANCE COMPANY ("Payee"), at c/o Transwestern Commercial Services, Attn: Annette Steele, 770 The City Drive South 5250, Orange, CA 92868, or at such other places as Payee may from time to time designate, the principal sum of Sixty-Two Thousand Two Hundred Ten and NO/100 U.S. Dollars (U.S. $62,210.00), plus interest thereon at the rate of ten percent (10%) per annum ("Note Rate") from the date of this Unsecured Promissory Note ("Note") until all sums of principal and interest have been paid.

     1. Except as otherwise provided herein, payments of interest and principal shall be due and payable on the first day of each months beginning of March 1, 2002 or upon the signing of this agreement and continuing on the first day of each months thereafter in the amounts set forth on the Loan Payment and Amortization Schedule attached to this Note as Exhibit A and incorporated in
                                               ---------
this Note by this reference. All sums of principal and accrued but unpaid interest due under this Note shall be due and payable on August 1, 2003.

     2. Makers may prepay some of all of the principal of the Note at any time.

     3. From and after maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full.

     4. If Makers fail to perform any obligation under this Note to pay principal and interest, and do not cure that failure within three (3) days after the date when due, at the Payee's option, exercisable in its sole discretion, all sums of interest and principal of this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

     5. All amounts payable under this Note are payable in lawful money or the United States. Checks constitute payment only when collected

     6. Makers agree to pay or reimburse Payee immediately upon demand for all costs incurred in enforcing or collecting on this Note, including all attorneys' fees and costs.

     7. If any lawsuit, reference or arbitration is commenced which arise out of , or which relates to, this Note, the prevailing party shall be entitled to recover from the other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration or in any appeal of the action, reference or arbitration or in any appeal of the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.

     8.   This Note is governed by the laws of the State of California

     9. Makers agree that the holder of this Note may accept security for this Note, or release any security or any party liable for the Note, or extend or renew this Note, all without notice to Makers and without affecting the liability of any of the Makers.

     10. This Note inures to and binds the heirs, successors and assigns of Makers and Payee. Payee may negotiate or assign its rights under this Note. However, Maker may not assign any rights under this Note without Payee's prior written consent.

     11. If Payee delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waver of any of Payee's rights, or of any breach of this Note, or any default or failure of condition under this Note. No waver by Payee of any of its rights, or of any breach of this Note, or any default or failure of condition under this Note shall be effective, unless the waiver is expressly stated in a writing signed by Payee. All of Payee's remedies in connection with this Note or under applicable law shall be cumulative, and Payee's exercise of any one or more of those remedies shall not constitute and election of remedies.

     12. Nothing in this Note shall be deemed to impair in any way Payee's ability to enforce all rights pursuant to a Stipulation for Entry of Judgment, dated March 13, 2002, including but not limited to ex parte entry of Judgement against Makers for possession and all amounts due, as well as Writ of Possession to restore possession to Payee of real property located at 770 the City Drive South, Suites 3400 and 3700, and all other areas demised by the Lease, dated October 26, 1996, and amended from time to time between Makers and Payee.

     13. As used in this Note, the terms "Payee," "holder," and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)"means "include(s), without limitation" and the word "including" means "including, but not limited to."

     14.  The obligations of the Makers under this Note are joint and several


                                                                 /s/
                                                   -----------------------------
                                                             Dennis Shen
                                                             -----------

                                             World Wide Wireless Networks, Inc.,
                                                            a Nevada corporation

                                                     By:/s/
                                                        ------------------------
                                                  Name: Jerry Collazo
                                                       -------------------------
                                                    Its: President
                                                        ------------------------

                                                     By:/s/
                                                       -------------------------
                                                   Name: Steve Button
                                                        ------------------------
                                                    Its: VP of Finance
                                                        ------------------------


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                                    EXHIBIT A
                                    ---------

                     LOAN PAYMENT AND AMORTIZATION SCHEDULE
                     --------------------------------------

           Month     Due Date       Payment   Interest   Balance
           -----  ----------------  -------  ---------  --------
                                                   10%  (62,210)
           -----  ----------------  -------  ---------  --------
               1  March 1, 2002       1,500      (518)  (61,228)
           -----  ----------------  -------  ---------  --------
               2  April 1, 2002       1,500      (510)  (60,239)
           -----  ----------------  -------  ---------  --------
               3  May 1, 2002         1,500      (502)  (59,241)
           -----  ----------------  -------  ---------  --------
               4  June 1, 2002        1,500      (494)  (58,234)
           -----  ----------------  -------  ---------  --------
               5  July 1, 2002        1,500      (485)  (57,220)
           -----  ----------------  -------  ---------  --------
               6  August 1, 2002      1,500      (477)  (56,196)
           -----  ----------------  -------  ---------  --------
               7  September1, 2002    3,500      (468)  (53,165)
           -----  ----------------  -------  ---------  --------
               8  October 1, 2002     3,500      (443)  (50,108)
           -----  ----------------  -------  ---------  --------
               9  November 1,2002     3,500      (418)  (47,025)
           -----  ----------------  -------  ---------  --------
              10  December 1,2002     3,500      (392)  (43,917)
           -----  ----------------  -------  ---------  --------
              11  January 1, 2003     3,500      (366)  (40,783)
           -----  ----------------  -------  ---------  --------
              12  February 1, 2003    3,500      (340)  (37,623)
           -----  ----------------  -------  ---------  --------
              13  March 1, 2003       6,450      (314)  (31,487)
           -----  ----------------  -------  ---------  --------
              14  April 1, 2003       6,450      (262)  (25,299)
           -----  ----------------  -------  ---------  --------
              15  May 1, 2003         6,450      (211)  (19,060)
           -----  ----------------  -------  ---------  --------
              16  June 1, 2003        6,450      (159)  (12,769)
           -----  ----------------  -------  ---------  --------
              17  July 1, 2003        6,450      (106)   (6,425)
           -----  ----------------  -------  ---------  --------
              18  August 1, 2003      6,479       (54)        0
           -----  ----------------  -------  ---------  --------


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